UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2022

AKERNA CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-39096	83-2242651
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Larimer Street, #246, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 932-6537

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KERN	NASDAQ Capital Market
Warrants to purchase one share of Common Stock	KERNW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed in Akerna Corp.’s (the “Company”) Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on October 4, 2022 (the “Prior Form 8-K”), the Company completed the issuance and sale, in a private placement (the “Offering”), of 400,000 of shares of the Company’s Series A Convertible Redeemable Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), and 100,000 shares of the Company’s Series B Convertible Redeemable Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”, and together with the Series A Preferred Stock, the “Preferred Stock”), at an offering price of $9.50 per share, representing a 5% original issue discount to the stated value of $10.00 per share, for gross proceeds of approximately $4.75 million in the aggregate for the Offering, before the deduction of the fees and offering expenses of the Company’s financial advisor.

As part of the closing of the issuance of the Preferred Stock, as previously disclosed, the Company entered into an escrow agreement by and between the Company, BPY Limited, a Bermuda Company, as representative of the holders of the Preferred Stock, and Wilmington Trust, National Association, as escrow agent, and the aggregate gross proceeds together with the additional amount to cover the 105% redemption premium on the Preferred Stock was deposited in an account with the escrow agent.

Item 3.02 Unregistered Sales of Equity Securities.

The shares of the Preferred Stock are convertible, at a conversion price of $0.25 per share (subject in certain circumstances to adjustments), into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”).

The Preferred Stock were issued for cash to certain institutional investors and a director of the Company, in reliance upon the exemption from the securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Rule 506 of Regulation D as promulgated by the Commission under the Securities Act based on the representations of the investors.

Item 3.03. Material Modifications to Rights of Security Holders.

The disclosure required by this Item and included in Item 5.03 of this Current Report are incorporated herein by reference.

As a result of the issuances of Series A Preferred Stock and Series B Preferred Stock, as described in Item 5.03 of this Current Report, as previously disclosed, pursuant to the terms of our senior secured convertible notes (the “Notes”), the conversion price of the Notes was automatically adjusted. Based on the 5% original issue discount to the Preferred Stock the final adjustment to conversion price of the Notes was from $0.3105 to $0.2375.

As a result of the adjustment to the conversion price of the Notes, pursuant to the terms of our common stock purchase warrants issued on July 5, 2022 (the “Warrants”), the exercise price of the Warrants was automatically adjusted in the same proportion as the adjustment to the conversion price of the Notes from $0.23 to $0.1759.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Offering, on and effective October 3, 2022, the Company filed with the Secretary of the State of Delaware a Certificate of Designation of Preferences, Rights and Limitations of the Series A Preferred Stock designating 400,000 shares as Series A Preferred Stock and designating the rights, preferences and limitations of such shares of Series A Preferred Stock. Also on and effective October 3, 2022, the Company filed with the Secretary of the State of Delaware a Certificate of Designation of Preferences, Rights and Limitations of the Series B Preferred Stock designating 100,000 shares as Series B Preferred Stock and designating the rights, preferences and limitations of such shares of Series B Preferred Stock.

The description of the preferences, rights and limitations of each of the Series A Preferred Stock and the Series B Preferred Stock contained in Item 1.01 of the Prior Form 8-K is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
3.1	Form of Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Redeemable Preferred Stock, incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the SEC on October 3, 2022 (File No. 001-39096)
3.2	Form of Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Redeemable Preferred Stock, incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K filed with the SEC on October 3, 2022 (File No. 001-39096)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: October 7, 2022	AKERNA CORP.

	By:	/s/ Jessica Billingsley
		Name:	Jessica Billingsley
		Title:	Chief Executive Officer

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